Exhibit 99.1

Premier People,

Products and Services

NEWS RELEASE

Premcor Inc.

1700 East Putnam

Suite 400

Old Greenwich, CT 06870

203-698-7500

203-698-7925 fax

PREMCOR ANNOUNCES SHAREHOLDER APPROVAL OF PENDING MERGER WITH VALERO

OLD GREENWICH, Connecticut, August 30, 2005—Premcor Inc. (NYSE: PCO) announced that the shareholders of Premcor have approved the Agreement and Plan of Merger, dated as of April 24, 2005, by and between Valero Energy Corporation (NYSE: VLO) and Premcor, which provides for the merger of Premcor into Valero.

Completion of the merger is subject to customary conditions, including the expiration or termination of the Hart-Scott-Rodino waiting period. The waiting period is expected to expire on August 31, 2005 and the merger is expected to be completed on September 1, 2005.

Premcor Inc. is one of the largest independent petroleum refiners and marketers of unbranded transportation fuels and heating oil in the United States.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the company’s current expectations with respect to future market conditions, future operating results, the future performance of its refinery operations, and other plans. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “may,” “will,” “should,” “shall,” and similar expressions typically identify such forward-looking statements. Even though Premcor believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include, but are not limited to, operational difficulties, varying market conditions, potential changes in gasoline, crude oil, distillate, and other commodity prices, government regulations, and other factors contained from time to time in the reports filed with the Securities and Exchange Commission by the company and its subsidiary, The Premcor Refining Group Inc., including quarterly reports on Form 10-Q, current reports on Form 8-K, and annual reports on Form 10-K.

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Contacts:

Premcor Inc.

Karyn Ovelmen, (203) 698-5964

Colin Murray, (203) 698-5921